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                                                                    EXHIBIT 5.1

                          SONNENSCHEIN NATH & ROSENTHAL
                                8000 SEARS TOWER
                             CHICAGO, ILLINOIS 60606
               TELEPHONE: (312) 876-8000 FACSIMILE: (312) 876-7934



                                September 8, 2000


ebix.com, Inc.
1900 E. Golf Road
Schaumburg, Illinois  60173

        Re:          Registration Statement on Form S-8
                     ---------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 1,500,000 shares of Common Stock, par value $0.10 per share, which may be issued under the 1996 Stock Incentive Plan (the "Plan").

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Plan have been duly authorized and that, upon the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not, giving such consent, admit that we are within the category of person whose consent is required under Section 7 of the Act.

                                               Very truly yours,


                                               /s/ Sonnenschein Nath & Rosenthal